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                                                                    Exhibit 23.1

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-43460, 33-44808, 33-48428, 333-05217,
333-05219, 333-94774, 333-48719, 333-05221, 333-58557, 333-58559, 333-58563,
33-48429, 33-63710, 33-79724, 333-85003 and 333-84983) and Forms S-3 (File
Nos. 333-460, 333-51879 and 333-75561) of Sepracor Inc. of our reports dated January 27, 2000, except as to the information in Note V for which the date is March 9, 2000, relating to the financial statements, which appear in the Annual Report to Shareholders, and are incorporated by reference from the 1999 Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 27, 2000, except as to the information in Note V for which the date is March 9, 2000, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2000